                               UMBRELLA AGREEMENT

between   TBS International Ltd. ("TBS"),
          and its indirect subsidiaries:   o    Whitehall Marine Transport Corp.

                                           o    Bedford Maritime Corp.

                                           o    Brighton Maritime Corp.

                                           o    Hari Maritime Corp.

                                           o    Prospect Navigation Corp.

                                           o    Hancock Navigation Corp.

                                           o    Columbus Maritime Corp.

                                           o    Frankfort Maritime Corp.

                                           o    Newkirk Maritime Corp.

and       Arkadia Shipping Inc. ("Arkadia")

     WHEREAS TBS is the indirect owner of the shares of the registered owners of the following Vessels:

     o    Cherokee Princess

     o    Apache Maiden

     o    Kickapoo Belle

     o    Navajo Princess

     o    Inca Maiden

     o    Kiowa Princess

     o    Seneca Maiden
          (these seven vessels referred to as the "Vessels")

     o    Shawnee Princess

     o    Dakota Belle
          (these last two vessels referred to as the "Guarantee Vessels")

     WHEREAS the Vessels will be sold and delivered by their registered owners to Arkadia, each on the basis of the Memoranda of Agreement, (all seven together called the "MoAs"), which have been entered into by Arkadia, as buyer, and the respective registered owner, as seller, of each vessel on the same date as this
Agreement.

     WHEREAS the Vessels will be delivered from Arkadia, as Owner, back to the present registered owners of the Vessels, who will accept delivery as Charterers under the respective Bareboat Charter Parties each dated 5 December 2003 (all seven together called the "Bareboat Charter Parties") simultaneously with the delivery under the MoAs. The MoAs and the Bareboat Charter Parties and this
Agreement together called the "Contracts".

     WHEREAS in order to secure the performance of this Agreement, the MoAs and the Bareboat Charter Parties, the owners of the Guarantee Vessels have executed guarantees in favour of Arkadia on the same date as this Agreement and will register mortgages securing these

guarantees in favour of Arkadia on each of the Guarantee Vessels to Arkadia (the
"Guarantee Mortgages").

     WHEREAS in order to further secure the performance of this Agreement, the
MoAs and the Bareboat Charter Parties, TBS has executed a guarantee in favour of
Arkadia on the same date as this Agreement.

     WHEREAS Arkadia will finance the Vessels with HSH Nordbank AG, Hamburg. The
Parties have agreed to enter into a Tripartite Agreement for each Bareboat
Charter Party with HSH Nordbank AG in the form attached as ANNEX 1 to the
Bareboat Charter Parties.

     IT IS HEREBY AGREED THAT:

     1. The Purchase Price for all seven Vessels together shall be USD
31,500,000.00 (United States Dollar Thirty One Million Five Hundred Thousand).
The Purchase Price shall be paid in full upon delivery of all Vessels to Arkadia under the MoAs, plus delivery of the Guarantee Mortgages having occurred by the owners of the Guarantee Vessels. Delivery of all seven Vessels under the MoAs will be simultaneous, and Arkadia shall simultaneously with such delivery, deliver the Vessels to the respective Charterers under the Bareboat Charter
Parties.

     2. Simultaneous with delivery of the Vessels to Arkadia, the Owners of the
Guarantee Vessels shall deliver guarantees and Guarantee Mortgages to Arkadia and record the Guarantee Mortgages on the Guarantee Vessels in the forms as per the samples attached hereto. The Guarantee Vessels shall be free and clear of all liens and encumbrances other than the Guarantee Mortgages.

     3. If at any time Arkadia becomes entitled to cancel any MoA or to withdraw any Vessel under any of the Bareboat Charter Parties, Arkadia shall, in addition, have the right to cancel any one or more (at its option) of the MoAs which are yet to be performed and/or to withdraw any one or more (at its option)
of the Vessels from the service of the Charterers under any of the Bareboat
Charter Parties whereupon each Party's rights and obligations under the relevant
MoA(s) and Bareboat Charter Party or Parties (including any purchase option)
will terminate.

     4. The Contracts shall be governed by and construed in accordance with
English law and any dispute arising out of or in connection with the Contracts shall be referred to arbitration in London in accordance with the Arbitration
Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

     The arbitration shall be conducted in accordance with the London Maritime
Arbitrators Association (LMAA) terms current at the time when the arbitration proceedings are commenced.

     The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so with the 14 days specified,

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the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

     In cases where neither the claim nor any counterclaim exceeds the sum of
USD 50,000.00 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

December 5, 2003

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       TBS International Ltd.                     Arkadia Shipping Inc.

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  Whitehall Marine Transport Corp.               Bedford Maritime Corp.

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       Brighton Maritime Corp.                     Hari Maritime Corp.

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      Prospect Navigation Corp.                 Hancock Navigation Corp.

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       Columbus Maritime Corp.                   Newkirk Maritime Corp.

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      Frankfort Maritime Corp.

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